EXHIBIT 99.1

Republic Services, Inc. Reports
Second Quarter 2025 Results

●	Reported Earnings Per Share of $1.75 and Adjusted Earnings Per Share of $1.77
●	Expanded Net Income Margin 40 Basis Points and Adjusted EBITDA Margin 100 Basis Points
●	Generated Year-to-Date Cash Flow from Operations of $2.13 Billion and Adjusted Free Cash Flow of $1.42 Billion
●	Invested Nearly $900 Million in Value-Creating Acquisitions During the First-Half of the Year
●	Updated Full-Year Financial Guidance
●	Increased Quarterly Dividend by Approximately 8 Percent

PHOENIX (July 29, 2025) – Republic Services, Inc. (NYSE: RSG) today reported net income of $550 million, or $1.75 per diluted share, for the three months ended June 30, 2025, versus $512 million, or $1.62 per diluted share, for the comparable 2024 period. Excluding certain expenses and other items, on an adjusted basis, net income for the three months ended June 30, 2025, was $556 million, or $1.77 per diluted share, versus $509 million, or $1.61 per diluted share, for the comparable 2024 period.

“We are pleased with our second quarter results which demonstrate the resilience of our business model and the benefit of the investments in our differentiated capabilities," said Jon Vander Ark, president and chief executive officer. "We produced double-digit growth in EBITDA and 100 basis points of adjusted EBITDA margin expansion by continuing to price ahead of cost inflation and consistently executing our operational plan."

Second-Quarter and Year-to-Date 2025 Highlights:

•Total revenue growth of 4.6 percent includes 3.1 percent organic growth and 1.5 percent growth from acquisitions.

•Core price on total revenue increased revenue by 5.7 percent. Core price on related business revenue increased revenue by 7.0 percent, which consisted of 8.6 percent in the open market and 4.6 percent in the restricted portion of the business.

•Revenue growth from average yield on total revenue was 4.1 percent, and volume increased revenue by 0.2 percent. Revenue growth from average yield on related business revenue was 5.0 percent, and volume increased related business revenue by 0.2 percent.

•Net income was $550 million, or a margin of 13.0 percent.

•EPS was $1.75 per share, an increase of 8.0 percent over the prior year.

•Adjusted EPS, a non-GAAP measure, was $1.77 per share, an increase of 9.9 percent over the prior year.

•Adjusted EBITDA, a non-GAAP measure, was $1.36 billion, and adjusted EBITDA margin, a non-GAAP measure, was 32.1 percent of revenue, an increase of 100 basis points over the prior year.

•Year-to-date cash flow from operations was $2.13 billion.

•Year-to-date adjusted free cash flow, a non-GAAP measure, was $1.42 billion.

•Year-to-date cash invested in acquisitions was $888 million.

•Year-to-date cash returned to shareholders was $407 million, which included $45 million of share repurchases and $362 million of dividends paid.

•The Company's average recycled commodity price per ton sold at its recycling centers during the second quarter was $149. This represents a decrease of $24 per ton over the prior year.

•The Company completed and commenced operations on four renewable natural gas projects during the quarter.

Updated Full-Year 2025 Financial Guidance
Republic's financial guidance is based on current economic conditions and does not assume any significant changes in the overall economy for the remainder of 2025. Please refer to the Reconciliation of Full-Year 2025 Financial Guidance section of this document for detail relating to the computation of non-GAAP measures as well as the Information Regarding Forward-Looking Statements section of this document.

The Company provided additional details as follows:

•Revenue: Now expected in the range of $16.675 billion to $16.750 billion

•Adjusted EBITDA: Reiterated original guidance in the range of $5.275 billion to $5.325 billion

•Adjusted Diluted Earnings per Share: Reiterated original guidance in the range of $6.82 to $6.90

•Adjusted Free Cash Flow: Increased original guidance to a range of $2.375 billion to $2.415 billion

Company Increases Quarterly Dividend

Republic continues to increase cash returns to shareholders, and previously announced that its Board of Directors approved a 4.5-cent increase in the quarterly dividend. The quarterly dividend of $0.625 per share for shareholders of record on October 2, 2025, will be paid on October 15, 2025.

Presentation of Certain Performance Metrics and Non-GAAP Measures

Adjusted diluted earnings per share, adjusted net income - Republic, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA by business type, adjusted EBITDA margin by business type and adjusted free cash flow are described in the Performance Metrics and Reconciliations of Certain Non-GAAP Measures section of this document.

About Republic Services

Republic Services, Inc. is a leader in the environmental services industry. Through its subsidiaries, the Company provides customers with the most complete set of products and services, including recycling, solid waste, special waste, hazardous waste and field services. Republic’s industry-leading commitments to advance circularity and support decarbonization are helping deliver on its vision to partner with customers to create a more sustainable world. For more information, please visit RepublicServices.com.

For more information, contact:
Media Inquiries	Investor Inquiries
Roman Blahoski (480) 718-0328	Aaron Evans (480) 718-0309
media@RepublicServices.com	investor@RepublicServices.com

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
AND OPERATING DATA

REPUBLIC SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	June 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$122	$74
Accounts receivable, less allowance for doubtful accounts and other of $66 and $74, respectively	1,880	1,821
Prepaid expenses and other current assets	414	511
Total current assets	2,416	2,406
Restricted cash and marketable securities	224	208
Property and equipment, net	12,049	11,877
Goodwill	16,626	15,982
Other intangible assets, net	612	546
Other assets	1,470	1,383
Total assets	$33,397	$32,402
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,199	$1,345
Notes payable and current maturities of long-term debt	421	862
Deferred revenue	490	485
Accrued landfill and environmental costs, current portion	141	159
Accrued interest	110	101
Other accrued liabilities	1,286	1,176
Total current liabilities	3,647	4,128
Long-term debt, net of current maturities	12,546	11,851
Accrued landfill and environmental costs, net of current portion	2,541	2,432
Deferred income taxes and other long-term tax liabilities, net	1,604	1,594
Insurance reserves, net of current portion	427	402
Other long-term liabilities	580	588
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 50 shares authorized; none issued	—	—
Common stock, par value $0.01 per share; 750 shares authorized; 313 and 313 issued including shares held in treasury, respectively	3	3
Additional paid-in capital	1,801	1,767
Retained earnings	10,455	9,774
Treasury stock, at cost; 1 and 1 shares, respectively	(181)	(113)
Accumulated other comprehensive loss, net of tax	(28)	(26)
Total Republic Services, Inc. stockholders' equity	12,050	11,405
Non-controlling interests in consolidated subsidiary	2	2
Total stockholders' equity	12,052	11,407
Total liabilities and stockholders' equity	$33,397	$32,402

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$4,235	$4,048	$8,244	$7,910
Expenses:
Cost of operations	2,449	2,383	4,763	4,666
Depreciation, depletion and amortization	463	413	897	812
Accretion	28	27	57	53
Selling, general and administrative	425	407	852	822
Loss (gain) on business divestitures and impairments, net	3	(2)	1	(2)
Restructuring charges	6	6	9	12
Operating income	861	814	1,665	1,547
Interest expense	(145)	(128)	(285)	(268)
Loss from unconsolidated equity method investments	(2)	(34)	(14)	(42)
Interest income	2	1	4	3
Other income, net	4	1	15	13
Income before income taxes	720	654	1,385	1,253
Provision for income taxes	170	142	340	287
Net income	550	512	1,045	966
Net income attributable to non-controlling interests in consolidated subsidiary	—	—	—	(1)
Net income attributable to Republic Services, Inc.	$550	$512	$1,045	$965
Basic earnings per share attributable to Republic Services, Inc. stockholders:
Basic earnings per share	$1.76	$1.62	$3.34	$3.06
Weighted average common shares outstanding	313.1	314.9	313.0	315.1
Diluted earnings per share attributable to Republic Services, Inc. stockholders:
Diluted earnings per share	$1.75	$1.62	$3.33	$3.06
Weighted average common and common equivalent shares outstanding	313.4	315.2	313.3	315.5
Cash dividends per common share	$0.580	$0.535	$1.160	$1.070

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
	Six Months Ended June 30,
	2025	2024
Cash provided by operating activities:
Net income	$1,045	$966
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion, amortization and accretion	954	865
Non-cash interest expense	37	35
Stock-based compensation	23	22
Deferred tax provision	(8)	48
Provision for doubtful accounts, net of adjustments	18	20
Loss on disposition of assets and asset impairments, net	1	—
Loss from unconsolidated equity method investments	14	42
Other non-cash items	(5)	(1)
Change in assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(51)	(69)
Prepaid expenses and other assets	21	36
Accounts payable	(13)	19
Capping, closure and post-closure expenditures	(21)	(22)
Remediation expenditures	(19)	(27)
Other liabilities	138	(47)
Proceeds for retirement of certain hedging relationships	—	24
Cash provided by operating activities	2,134	1,911
Cash used in investing activities:
Purchases of property and equipment	(866)	(918)
Proceeds from sales of property and equipment	8	5
Cash used in acquisitions and investments, net of cash and restricted cash acquired	(963)	(201)
Cash received from business divestitures	7	2
Purchases of restricted marketable securities	(9)	(17)
Sales of restricted marketable securities	8	16
Cash used in investing activities	(1,815)	(1,113)
Cash used in financing activities:
Proceeds from credit facilities and notes payable, net of fees	20,025	10,484
Proceeds from issuance of senior notes, net of discount and fees	1,183	889
Payments of credit facilities and notes payable	(21,030)	(11,274)
Issuances of common stock, net	(14)	(21)
Purchases of common stock for treasury	(59)	(168)
Cash dividends paid	(362)	(337)
Contingent consideration payments	(3)	(8)
Cash used in financing activities	(260)	(435)
Effect of foreign exchange rate changes on cash	1	1
Increase in cash, cash equivalents, restricted cash and restricted cash equivalents	60	364
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	203	228
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$263	$592

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2024. All amounts below are in millions and as a percentage of our revenue, except per share data.
REVENUE
The following table reflects our total revenue by line of business for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
Collection:
Residential	$752	17.8%	$733	18.1%	$1,496	18.1%	$1,457	18.4%
Small-container	1,259	29.7	1,201	29.7	2,502	30.3	2,390	30.2
Large-container	794	18.7	770	19.0	1,532	18.6	1,503	19.0
Other	17	0.4	19	0.5	35	0.4	36	0.5
Total collection	2,822	66.6	2,723	67.3	5,565	67.4	5,386	68.1
Transfer	479		458		903		877
Less: intercompany	(258)		(250)		(494)		(486)
Transfer, net	221	5.2	208	5.1	409	5.0	391	4.9
Landfill	854		761		1,577		1,466
Less: intercompany	(338)		(321)		(640)		(621)
Landfill, net	516	12.2	440	10.9	937	11.4	845	10.7
Environmental solutions	478		490		944		929
Less: intercompany	(16)		(17)		(33)		(33)
Environmental solutions, net	462	10.9	473	11.7	911	11.1	896	11.3
Other:
Recycling processing and commodity sales	114	2.7	107	2.7	222	2.7	203	2.6
Other non-core	100	2.4	97	2.3	200	2.4	189	2.4
Total other	214	5.1	204	5.0	422	5.1	392	5.0
Total revenue	$4,235	100.0%	$4,048	100.0%	$8,244	100.0%	$7,910	100.0%
The following table reflects changes in components of our revenue, as a percentage of total revenue, for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Average yield	4.1%	5.5%	4.3%	5.8%
Fuel recovery fees	(0.3)	—	(0.4)	(0.2)
Total price	3.8	5.5	3.9	5.6
Volume	0.2	(0.8)	(0.5)	(0.9)
Change in workdays	—	—	(0.2)	0.1
Recycling processing and commodity sales	—	0.5	0.1	0.4
Environmental solutions	(0.9)	0.4	(0.3)	(0.4)
Total internal growth	3.1	5.6	3.0	4.8
Acquisitions / divestitures, net	1.5	3.0	1.2	3.4
Total	4.6%	8.6%	4.2%	8.2%

Core price	5.7%	6.8%	5.9%	6.9%

Average yield is defined as revenue growth from the change in average price per unit of service, expressed as a percentage. Core price is defined as price increases to our customers and fees, excluding fuel recovery fees, net of price decreases to retain customers. We also measure changes in core price, average yield and volume as a percentage of related-business revenue, defined as total revenue excluding recycled commodities, fuel recovery fees and environmental solutions revenue, to determine the effectiveness of our pricing and organic growth strategies. The following table reflects core price, average yield and volume as a percentage of related-business revenue for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	As a % of Related Business		As a % of Related Business
Core price	7.0%	8.1%	7.2%	8.3%
Average yield	5.0%	6.6%	5.2%	7.0%
Volume	0.2%	(1.0)%	(0.6)%	(1.0)%
The following table reflects changes in average yield and volume, as a percentage of related business revenue by line of business, for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
	Yield	Volume	Yield	Volume	Yield	Volume	Yield	Volume
Collection:
Residential	5.1%	(3.2)%	6.0%	(2.5)%	5.3%	(3.1)%	6.4%	(2.6)%
Small-container	6.0%	(0.9)%	9.6%	(0.6)%	6.1%	(1.1)%	10.1%	(0.2)%
Large-container	5.5%	(3.4)%	6.6%	(3.3)%	5.6%	(3.3)%	6.8%	(3.9)%
Landfill:
Municipal solid waste	5.5%	(2.1)%	5.4%	1.1%	6.1%	(2.8)%	5.5%	1.4%
Construction and demolition waste	3.9%	47.3%	3.5%	(1.6)%	4.0%	30.9%	4.7%	(2.2)%
Special waste	—%	22.4%	—%	(1.4)%	—%	14.5%	—%	(2.0)%
COST OF OPERATIONS
The following table summarizes the major components of our cost of operations for the three and six months ended June 30, 2025 and 2024 (in millions of dollars and as a percentage of revenue):

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
Labor and related benefits	$844	19.9%	$809	20.0%	$1,662	20.2%	$1,599	20.2%
Transfer and disposal costs	279	6.6	288	7.1	533	6.5	552	7.0
Maintenance and repairs	379	9.0	370	9.1	738	8.9	726	9.2
Transportation and subcontract costs	302	7.1	301	7.4	594	7.2	581	7.3
Fuel	116	2.7	121	3.0	230	2.8	247	3.1
Disposal fees and taxes	96	2.3	90	2.2	179	2.2	174	2.2
Landfill operating costs	104	2.5	96	2.4	193	2.3	186	2.4
Risk management	109	2.6	102	2.5	213	2.6	197	2.5
Other	220	5.2	206	5.1	421	5.1	404	5.1
Total cost of operations	$2,449	57.9%	$2,383	58.8%	$4,763	57.8%	$4,666	59.0%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our cost of operations by cost component to that of other companies and of ours for prior periods.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
The following table summarizes our selling, general and administrative expenses for the three and six months ended June 30, 2025 and 2024 (in millions of dollars and as a percentage of revenue):

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
Salaries and related benefits	$280	6.6%	$276	6.8%	$573	6.9%	$556	7.0%
Provision for doubtful accounts	8	0.2	12	0.3	18	0.2	20	0.3
Other	137	3.2	119	3.0	261	3.2	246	3.1
Total selling, general and administrative expenses	$425	10.0%	$407	10.1%	$852	10.3%	$822	10.4%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our selling, general and administrative expenses by cost component to those of other companies and of ours for prior periods.
PERFORMANCE METRICS AND RECONCILIATIONS OF CERTAIN NON-GAAP MEASURES
The following tables calculate EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA and adjusted EBITDA margin by business type, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, adjusted diluted earnings per share, and adjusted free cash flow, which are not measures determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), for the three and six months ended June 30, 2025 and 2024. Our definitions of the foregoing non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table calculates adjusted EBITDA and adjusted EBITDA margin for the three and six months ended June 30, 2025 and 2024 (in millions of dollars and as a percentage of revenue):

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
Net income attributable to Republic Services, Inc. and net income margin	$550	13.0%	$512	12.6%	1,045	12.7%	$965	12.2%
Net income attributable to non-controlling interests	—		—		—		1
Provision for income taxes	170		142		340		287
Other income, net	(4)		(1)		(15)		(13)
Interest income	(2)		(1)		(4)		(3)
Interest expense	145		128		285		268
Depreciation, depletion and amortization	463		413		897		812
Accretion	28		27		57		53
EBITDA and EBITDA margin	$1,350	31.9%	$1,220	30.1%	$2,605	31.6%	$2,370	30.0%
Loss from unconsolidated equity method investments	2		34		14		42
Restructuring charges	6		6		9		12
Loss (gain) on business divestitures and impairments, net	3		(2)		1		(2)
Total adjustments	$11		$38		$24		$52
Adjusted EBITDA and adjusted EBITDA margin	$1,361	32.1%	$1,258	31.1%	$2,629	31.9%	$2,422	30.6%
Adjusted EBITDA and Adjusted EBITDA Margin by Business Type
The following table summarizes revenue, adjusted EBITDA and adjusted EBITDA margin by business type for the three and six months ended June 30, 2025 and 2024 (in millions of dollars and adjusted EBITDA margin as a percentage of revenue):

	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024
	Recycling & Waste	Environmental Solutions(b)	Total	Recycling & Waste(b)	Environmental Solutions	Total
Revenue	$3,773	$462	$4,235	$3,575	$473	$4,048
Adjusted EBITDA(a)	$1,252	$109	$1,361	$1,146	$112	$1,258
Adjusted EBITDA Margin	33.2%	23.7%	32.1%	32.0%	23.7%	31.1%

	Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
	Recycling & Waste	Environmental Solutions(b)	Total	Recycling & Waste	Environmental Solutions	Total
Revenue	$7,333	$911	$8,244	$7,014	$896	$7,910
Adjusted EBITDA(a)	$2,430	$199	$2,629	$2,224	$198	$2,422
Adjusted EBITDA Margin	33.1%	21.9%	31.9%	31.7%	22.1%	30.6%
(a) Certain corporate expenses, including selling, general and administrative expenses, and National Accounts revenue are allocated to the two business types.
(b) Adjusted EBITDA Margin does not calculate due to rounding.
The amounts shown for Recycling & Waste represent the sum of our Group 1 and Group 2 reportable segments, and Environmental Solutions represents our Group 3 reportable segment.

Adjusted Earnings Per Share
The following table calculates adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share for the three and six months ended June 30, 2025 and 2024 (in millions of dollars except per share data):

	Three Months Ended June 30, 2025				Three Months Ended June 30, 2024
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(1)	Republic	Share	Income	Impact(1)	Republic	Share
As reported	$720	$170	$550	$1.75	$654	$142	$512	$1.62
Gain on extinguishment of debt and other related costs	—	—	—	—	(8)	(2)	(6)	(0.02)
Restructuring charges	6	2	4	0.01	6	2	4	0.01
Loss (gain) on business divestitures and impairments, net(2)	3	1	2	0.01	(2)	(1)	(1)	—
Total adjustments	9	3	6	0.02	(4)	(1)	(3)	(0.01)
As adjusted	$729	$173	$556	$1.77	$650	$141	$509	$1.61

	Six Months Ended June 30, 2025				Six Months Ended June 30, 2024
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(1)	Republic	Share	Income	Impact(1)	Republic	Share
As reported	$1,385	$340	$1,045	$3.33	$1,253	$288	$965	$3.06
Gain on extinguishment of debt and other related costs	—	—	—	—	(8)	(2)	(6)	(0.02)
Restructuring charges	9	2	7	0.03	12	3	9	0.02
Loss (gain) on business divestitures and impairments, net(3)	1	—	1	—	(2)	(1)	(1)	—
Total adjustments	10	2	8	0.03	2	—	2	—
As adjusted	$1,395	$342	$1,053	$3.36	$1,255	$288	$967	$3.06
(1) The income tax effect related to our adjustments includes both current and deferred income tax impact and is individually calculated based on the statutory rates applicable to each adjustment.
(2) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the three months ended June 30, 2024.
(3) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the six months ended June 30, 2025 and June 30, 2024.
We believe that presenting EBITDA and EBITDA margin is useful to investors because they provide important information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA and EBITDA margin demonstrate our ability to execute our financial strategy, which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade credit ratings and minimizing debt, paying cash dividends, repurchasing our common stock, and maintaining and improving our market position through business optimization. Although depreciation, depletion, amortization and accretion are considered operating costs in accordance with U.S. GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years.
We believe that presenting adjusted EBITDA and adjusted EBITDA margin, adjusted EBITDA margin by business type, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share provide an understanding of operational activities before the financial impact of certain items. We use these measures, and believe investors will find them helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.
Gain on extinguishment of debt and other related costs. During the three and six months ended June 30, 2025, we did not recognize a gain or loss on extinguishment of debt and other related costs. During the three and six months ended June 30, 2024, we recognized a gain of $8 million attributable to the early settlement of certain cash flow hedges related to certain debt obligations. The gain was recognized as a reduction of interest expense.
Restructuring charges. During the three and six months ended June 30, 2025, we incurred restructuring charges of $6 million and $9 million, respectively, and during the three and six months ended June 30, 2024, we incurred restructuring charges of $6 million and $12 million, respectively. The 2025 charges primarily related to the design and implementation of a new accounts receivable system. The 2024 charges primarily related to the redesign of our asset management, and customer and order management software systems.
Loss (gain) on business divestitures and impairments, net. During the three and six months ended June 30, 2025, we recorded a loss on business divestitures and impairments of $3 million and $1 million, respectively. During the three and six months ended June 30, 2024, we recorded a net gain on business divestitures and impairments of $2 million.
Adjusted Free Cash Flow
The following table calculates our adjusted free cash flow, which is not a measure determined in accordance with U.S. GAAP, for the six months ended June 30, 2025 and 2024 (in millions of dollars):

	Six Months Ended June 30,
	2025	2024
Cash provided by operating activities	$2,134	$1,911
Property and equipment received	(727)	(773)
Proceeds from sales of property and equipment	8	5
Restructuring payments, net of tax	5	7
Divestiture related tax payments	—	1
Adjusted free cash flow	$1,420	$1,151
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures or recoveries. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments.
Purchases of property and equipment as reflected on our consolidated statements of cash flows represent amounts paid during the period for such expenditures. A reconciliation of property and equipment expenditures reflected on our consolidated statements of cash flows to property and equipment received during the period follows for the six months ended June 30, 2025 and 2024 (in millions of dollars):

	Six Months Ended June 30,
	2025	2024
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$866	$918
Adjustments for property and equipment received in a different period	(139)	(145)
Property and equipment received during the period	$727	$773
The adjustments noted above do not affect our net change in cash, cash equivalents, restricted cash and restricted cash equivalents as reflected in our consolidated statements of cash flows.
ACCOUNTS RECEIVABLE
As of June 30, 2025 and December 31, 2024, accounts receivable were $1,880 million and $1,821 million, net of allowance for doubtful accounts of $66 million and $74 million, respectively, resulting in days sales outstanding of 40.4, or 29.9 days net of deferred revenue, compared to 40.9, or 30.0 days net of deferred revenue, respectively.
CASH DIVIDENDS
In April 2025, we paid a cash dividend of $181 million to shareholders of record as of April 2, 2025. As of June 30, 2025, we recorded a quarterly dividend payable of $182 million to shareholders of record at the close of business on July 2, 2025, which was paid on July 15, 2025.
SHARE REPURCHASE PROGRAM
During the three months ended June 30, 2025, there were no shares of common stock repurchased. As of June 30, 2025, the remaining authorized purchase capacity under our October 2023 repurchase program was approximately $2.5 billion.

RECONCILIATION OF FULL-YEAR 2025 FINANCIAL GUIDANCE
Adjusted EBITDA
The following is a summary of our anticipated adjusted EBITDA, which is not a measure determined in accordance with U.S. GAAP, for the year ending December 31, 2025:

(Anticipated) Year Ending December 31, 2025
Net income attributable to Republic Services, Inc.	$ 2,090 - 2,100
Provision for income taxes	485 - 490
Interest expense, net	570
Depreciation, depletion, amortization and accretion	1,920 - 1,930
Loss from unconsolidated equity method investments	170
Restructuring charges	15
Labor disruption	25 - 50
Adjusted EBITDA	$ 5,275 - 5,325
We believe that presenting adjusted EBITDA provides an understanding of operational activities before the financial impact of certain items. We use this measure, and believe investors will find it helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.
Adjusted Diluted Earnings per Share
The following is a summary of anticipated adjusted diluted earnings per share, which is not a measure determined in accordance with U.S. GAAP, for the year ending December 31, 2025:

(Anticipated) Year Ending December 31, 2025
Diluted earnings per share	$ 6.72 - 6.74
Restructuring charges	0.04
Labor disruption	0.06 - 0.12
Adjusted diluted earnings per share	$ 6.82 - 6.90
We believe that presenting adjusted diluted earnings per share provides an understanding of operational activities before the financial impact of certain items. We use this measure, and believe investors will find it helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Our definition of adjusted diluted earnings per share may not be comparable to similarly titled measures presented by other companies.
Adjusted Free Cash Flow
Our anticipated adjusted free cash flow, which is not a measure determined in accordance with U.S. GAAP, for the year ending December 31, 2025, is calculated as follows:

(Anticipated) Year Ending December 31, 2025
Cash provided by operating activities	$ 4,230 - 4,290
Property and equipment received	(1,895) - (1,935)
Proceeds from sales of property and equipment	10
Restructuring payments, net of tax	10
Labor disruption, net of tax	20 - 40
Adjusted free cash flow	$ 2,375 - 2,415

We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures or recoveries. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments. Our definition of adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.
Our financial guidance is based on current economic conditions.
In July 2025, we began to experience labor disruptions in certain isolated markets. We estimated in the table above the impact we expect to incur in the year ended December 31, 2025, due to these labor disruptions. The impact to our consolidated financial statements will ultimately be determined by the duration of these disruptions.
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include information about our plans, strategies, and expectations of future financial performance and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such expectations may not prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are the impacts of the overall global economy and changing interest rates, impacts from international trade restrictions, tariffs, our ability to effectively integrate and manage companies we acquire, and to realize the anticipated benefits of any such acquisitions, the impact of work stoppages or other labor disruptions, the amount of the financial contribution of our sustainability initiatives, acts of war, riots or terrorism, and the impact of these acts on economic, financial and social conditions in the United States, as well as our dependence on large, long-term collection, transfer and disposal contracts. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024, particularly under Part I, Item 1A – Risk Factors. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.